Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated September 8, 2009 relating to the financial statement of United States Brent Oil Fund, LP as of September 2, 2009, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
December 15, 2009